                       LODGENET ENTERTAINMENT CORPORATION

                                STOCK OPTION PLAN

                            (As Amended and Restated

                             Effective May 13, 1998)

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
1.         Purpose........................................................................1

2.         Administration.................................................................1

3.         Eligibility....................................................................2

4.         Common Stock...................................................................2

5.         Grants to Non-Employee Directors...............................................2
  (a)      Grants.........................................................................2
  (b)      NSOs...........................................................................3
  (c)      Termination of Service.........................................................3
  (d)      Payment of Director's Fees in Securities.......................................3


6.         Options........................................................................3

7.         Required Terms and Conditions of ISOs..........................................4
  (a)      Exercise Price.................................................................4
  (b)      Maximum Term...................................................................4
  (c)      Time of Exercise...............................................................5
  (d)      Value of Shares................................................................5
  (e)      Conversion.....................................................................5


8.         Required Terms and Conditions of NSOs..........................................5

9.         Expiration of Options Granted to Key Employees;  Termination of Employment,
  Disability,  Death, Retirement,  or Occurrence of Specified Events......................5
  (a)      General Rule...................................................................5
  (b)      Expiration Upon Termination of Employment......................................6
  (c)      Expiration Upon Disability or Death............................................6
  (d)      Expiration Upon Retirement.....................................................6
  (e)      Expiration Upon Occurrence of Specified Events.................................7


10.        Method of Exercise of Options..................................................8


                                       -i-
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
11.        Adjustments....................................................................9

12.        Terms and Conditions of Options...............................................10

13.        Non-Transferability...........................................................11

14.        Indemnification of the Committee..............................................11

15.        No Contract of Employment.....................................................12

16.        Termination and Amendment of the Plan.........................................12

17.        Withholding Taxes.............................................................12

18.        Leaves of Absence.............................................................13

19.        Governing Law.................................................................13

20.        Fair Market Value.............................................................13

21.        Successors....................................................................13

22.        Notices.......................................................................13



                                      -ii-
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                       LODGENET ENTERTAINMENT CORPORATION

                                STOCK OPTION PLAN

                            (As Amended and Restated

                             Effective May 13, 1998)

1.       Purpose

         LodgeNet Entertainment Corporation, a Delaware corporation (the "Corporation"), adopted the LodgeNet Entertainment Corporation Stock Option Plan, effective as of August 16, 1993.

         The purpose of the LodgeNet Entertainment Corporation Stock Option Plan (the "Plan") is to enable the Corporation and its subsidiaries to attract, retain, and reward key managerial employees ("Key Employees") and certain non-employee members of the board of directors ("Board") of the Corporation ("Non-Employee Director") by offering them an opportunity to have a greater proprietary interest in and closer identity with the Corporation and with its financial success. An option granted under the Plan to a Key Employee to purchase shares of the Corporation's common stock, $0.01 par value ("Common Stock"), may be an incentive stock option ("ISO") as defined in Section 422 of the Internal Revenue Code of 1986 as heretofore or hereafter amended ("Code") or a nonqualified stock option ("NSO") (collectively referred to as "Options"). An Option that is not an ISO shall be an NSO. Proceeds received by the Corporation from the sale of shares of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. This amendment and restatement of the Plan incorporates amendments adopted in 1995 and 1996 as well as amendments that bring the Plan into compliance with Rule 16b-3 and permit Non-Employee Directors to elect to receive their fees in NSOs and/or shares of Common Stock.

2.       Administration

         The Plan shall be administered by the Compensation Committee of the Board ("Committee") that shall satisfy the requirements of Rule 16b-3 with respect to grants to executive officers and members of the Board. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Option Agreements (which need not be identical) and make such other determinations as it deems necessary or advisable for the administration of the Plan. The Committee may delegate decisions with respect to Options to Key Employees who are not executive officers or members of the Board to such executive officer or officers of the Corporation as the Committee determines. The decisions of the Committee and its delegatee(s) under the Plan shall be conclusive and binding. No member of the Board or the Committee or any of its delegatee(s) shall be liable for any action taken or determination made in good faith.

3.       Eligibility

         Key Employees who have been selected by the Committee to receive an Option shall participate in the Plan. Certain Non-Employee Directors shall participate in the Plan through grants of NSOs and shares of Common Stock pursuant to Section 5 hereof and discretionary grants of NSOs pursuant to Section 8 hereof. (Key Employees and Non-Employee Directors who participate in the Plan shall be collectively referred to as "Participants"). The Committee shall determine, within the limits of the express provisions of the Plan, those Participants to whom, and the time or times at which, Options shall be granted. The Committee shall also determine, with respect to Options to Participants, the number of shares of Common Stock to be subject to each such Option: the type of Options (ISO or NSO); the duration of each Option; the exercise price under each Option; the time or times within which (during the term of the Option) all or portions of each Option may be exercised; whether cash. Common Stock Options or other property may be accepted in full or partial payment upon exercise of an Option; and any other terms and conditions of such Options. In making such determinations, the Committee may take into account the nature of the services rendered by the Participant, his present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion shall deem relevant.

4.       Common Stock

         The total number of shares of Common Stock that may be subject to Options (including ISOs) under the Plan shall be 1,800,000 shares. Such total number of shares shall be adjusted in accordance with the provisions of Section 11 hereof, and a share of Common Stock subject to an Option shall only be counted once. Such shares may be either authorized but unissued shares or reacquired shares. In the event that any Option granted under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised in whole or in part, for any reason, then the number of shares of Common Stock theretofore subject to such Option, or the unexercised, terminated, surrendered, or canceled portion thereof, shall be added to the remaining number of shares of Common Stock that may be made subject to Options under the Plan.

5.       Grants to Non-Employee Directors

          (a)     Grants

                  Each individual who becomes a Non-Employee Director of the Company shall automatically be granted an Option on the date of his or her initial election or appointment to the Board of Directors consisting of an NSO to purchase 6,000 shares of Common Stock, and an automatic grant of an NSO to purchase an additional 6,000 shares of Common Stock on each anniversary of such election or appointment during the term of service.

          (b)     NSOs

                  The per share exercise price of each NSO granted to a Non-Employee Director shall be 100 percent of the Fair Market Value (hereinafter defined) of a share of Common Stock on the date of grant. Subject to the provisions of subsection (c) of this Section, if applicable, each such NSO may be exercised in whole or in part not earlier than six months after the date of grant and shall expire on the date ten years after the date of grant. Payment of the exercise price of each such NSO shall be made (i) in cash or (ii) in Common Stock valued at its Fair Market Value on the date of exercise or by a combination of
                  (i) and (ii), as determined by the Non-Employee Director to whom the NSO is granted at the time of exercise.

          (c)     Termination of Service

                  If the service of a Non-Employee Director as a member of the Board terminates for any reason other than (i) due to disability (as determined by the Committee), retirement on or after age sixty-five, or death, or (ii) following an event described in subsection 11(b), all unexercised NSOs granted to him at any time prior to such termination shall expire ninety days after the date of such termination.

          (d)     Payment of Director's Fees in Securities

                  Effective May 8, 1996, a Non-Employee Director may elect to receive his or her annual retainer payments and meeting fees from the Corporation in the form of cash, NSOs, shares of Common Stock, or a combination thereof. Such NSOs and shares of Common Stock shall be issued under the Plan. An election under this Section 5(d) shall be filed with the Corporation in the prescribed manner and by the deadline established by the Committee. The election shall apply only to annual retainers and meeting fees payable after such form has been received by the Corporation.

         The number of NSOs and/or shares of Common Stock to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs shall also be determined by the Board.

6.       Options

         The following provisions shall apply to each Option granted to a Key
         Employee:

          (a) Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of shares of Common Stock subject to Options granted to each Key Employee. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of the grant, including ISOs.

          (b) Each Option shall be evidenced by a written agreement specifying the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option and the number of shares of Common Stock to which the Option pertains (the "Option Agreement"). An Option Agreement may also contain a vesting schedule, a non-competition agreement, a confidentiality provision, provisions for forfeiture in the event of termination of the Key Employee's employment by the Corporation for Cause (hereinafter defined) or termination of the Key Employee's employment by the Key Employee without Good Reason (hereinafter defined), and such restrictions and conditions and other terms as the Committee shall determine. Option Agreements need not be identical.

          (c) The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Options, or any part thereof, granted to a Key Employee under the Plan.

7.       Required Terms and Conditions of ISOs

         The provisions of each ISO granted to a Key Employee under this Section 7 shall be interpreted in a manner consistent with Section 422 of the Code and with all regulations issued thereunder. Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant, subject to the general provisions of the Plan, Section 422 of the Code, the applicable Option Agreement and the following specific rules:

          (a)     Exercise Price

                  Except as otherwise provided, the per share exercise price of each ISO shall be at least 100 percent of the Fair Market Value of the Common Stock at the time such ISO is granted, provided that in the case of an ISO granted to a Key Employee who at the time of grant owns (as defined in Section 424(d) of the Code) stock of the Corporation or its parent or subsidiaries possessing more than 10 percent of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110 percent of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted and the ISO by its terms shall not be exercisable after the expiration of five years from the date the ISO is granted. In no event may the exercise price be less than the par value of the Common Stock subject to such ISO.

          (b)     Maximum Term

                  Subject to earlier termination as provided in Section 9, each ISO shall expire on the date determined in the applicable Option Agreement at the time the ISO is granted, provided that no ISO shall be exercisable after the expiration of ten years from the date it is granted, except as otherwise provided in subsection (a) next above.

          (c)     Time of Exercise

                  The Committee shall specify in the Option Agreement at the time each ISO is granted, the duration of each ISO and the time or times within which (during the term of the ISO) all or portions of each ISO may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

          (d)     Value of Shares

                  The aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all option plans of the Corporation or of a corporation which, at the time such ISO was granted, is a parent or subsidiary of the Corporation, or is a predecessor corporation of any such corporation) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the stock subject to an Option, which first becomes exercisable in any calendar year exceeds the limitation of this subsection, so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be an NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

          (e)     Conversion

                  The Committee may, in its sole discretion, cause the Corporation to convert an ISO to an NSO upon such terms and conditions and in such manner as the Committee deems equitable.

8.       Required Terms and Conditions of NSOs

         Notwithstanding anything to the contrary in the Plan, the terms and conditions applicable to NSOs granted to Participant's (including Non-Employee Directors, other than grants pursuant to Section 5(a)) pursuant to the Plan (which need not be identical) and the Option Agreements relating thereto shall be determined by the Committee and the Committee shall make such other determinations as it deems necessary or advisable for the administration of NSOs granted under the Plan, including prescribing, amending and rescinding rules and regulations relating to NSOs and converting NSOs granted outside the Plan into NSOs under the Plan with the consent of the holder of any such Option.

9. Expiration of Options Granted to Key Employees; Termination of Employment, Disability, Death, Retirement, or Occurrence of Specified Events

          (a)     General Rule

                  Except with respect to Options expiring pursuant to subsection 9(b), (c) or (d) below, each Option granted to a Key Employee shall, unless sooner expired pursuant to subsection 9(e) below, expire on the expiration date or dates set forth in the applicable Option Agreement. Each Option expiring pursuant to subsection 9(b),
                  (c) or (d) below shall expire on the date set forth in subsection 9(b), (c) or (d) notwithstanding any restrictions and conditions that may be contained in a Key Employee's Option Agreement.

          (b)     Expiration Upon Termination of Employment

                  An Option granted to a Key Employee shall expire on the first to occur of (i) the applicable date or dates determined pursuant to subsection 9(a) or (ii) the date that the employment of the Key Employee with the Corporation or its subsidiaries terminates for any reason other than death or disability pursuant to subsection 9(c), retirement pursuant to subsection 9(d), or pursuant to subsection 9(e). Notwithstanding the preceding provisions of this subsection 9(b), the Committee, in its sole discretion, may permit a Key Employee (i) to exercise an Option that is exercisable immediately prior to the termination of employment, notwithstanding any restrictions and conditions that may be contained in his Option Agreement, during a period not to exceed ninety days following his termination of employment, and/or (ii) to exercise an Option that becomes exercisable after termination of employment and prior to the termination of such ninety-day period, during such period. In no event, however, may the Committee permit such Key Employee to exercise all Option under this subsection 9(b) after the expiration date or dates set forth in the applicable Option Agreement.

          (c)     Expiration Upon Disability or Death

                  If the employment of a Key Employee with the Corporation and its subsidiaries terminates by reason of disability (as determined by the Committee) or death, his unexpired Options or portions thereof, if any, held on the date of disability or death that would expire pursuant to the terms of his Option Agreement during the twelve month period commencing on the date of disability or death, shall expire on the last day of such twelve-month period. During such twelve-month period, any such Option or portion thereof referred to in the preceding sentence may be exercised by such Key Employee, or the person specified in Section 10, with respect to the same number of shares and in the same manner and to the same extent as if the Key Employee had continued as a full-time employee of the Corporation or its subsidiaries during such twelve-month period. Any unexpired Option or portion thereof held by the Key Employee on the date of disability or death, that would expire pursuant to the terms of his Option Agreement on a date more than twelve months after the date of disability or death, shall expire unexercised on the date of disability on the date of disability or death.

          (d)     Expiration Upon Retirement

                  If the employment of a Key Employee with the Corporation and its subsidiaries terminates due to retirement under any qualified retirement plan maintained by the Corporation and/or any of its subsidiaries, his Option shall expire on the earlier to occur of (i) the applicable expiration date or dates set forth in the applicable Option Agreement(s) or (ii) the third anniversary of the date of such termination of employment. It a Key Employee who has so retired dies prior to exercising in full an Option that has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, such Option shall expire on the first anniversary of the date of the Key Employee's death. During the period commencing on the date of retirement or death, as the case may be, and ending on the applicable later expiration date, the Options may be exercised by such Key Employee, or the person specified in Section 10, with respect to the same number of shares and in the same manner and to the same extent as if the Key Employee had continued as a full-time employee of the Corporation or its subsidiaries during such period.

          (e)     Expiration Upon Occurrence of Specified Events

                  If, within two years after the occurrence of any event described in subsection 11(b), the employment of a Key Employee with the Corporation and its subsidiaries terminates voluntarily for Good Reason, or involuntarily for any reason other than for Cause, or due to the death, disability (as determined by the Committee) or retirement (as defined in subsection (d)) of a Key Employee, and if such event described in subsection 11(b) does not have the prior written approval of a majority of the Continuing Directors, the dates upon which his outstanding Options may be exercised shall be advanced to the date of termination. In such event, not later than ninety days following the date of his termination, the Key Employee may elect to exercise in whole or in part any or all of his Options in accordance with the terms of Section 10, notwithstanding any restrictions and conditions that may be contained in his Option Agreement. For purposes of the preceding sentence an event described in subsection 11(b) shall not have the prior written approval of a majority of the Continuing Directors unless, in the case of an event described in subsection 11(b)(i) or (iii), such approval occurs before the time of such event, and, in the case of an event described in subsection 11(b)(ii), such approval occurs before the time that any person (including any Affiliate or Associate) directly or indirectly acquires or becomes entitled to vote 20 percent or more of the Voting Power of the Corporation. Notwithstanding any of the provisions of this subsection 9(e), if the employment of a Key Employee with the Corporation or its subsidiaries terminates under conditions which meet the requirements of either subsection 9(c) (as to death or disability) or (d) (as to retirement) and this subsection 9(e), then such Key Employee, or the person specified in
                  Section 10, within thirty days following the date of his termination, may elect, by giving written notice to the Secretary of the Corporation, to have the provisions of either subsection 9(c) (as to death or disability) or (d) (as to retirement) or this subsection (e) apply to his Options. For purposes of the Plan: (i) termination for "Cause" shall mean termination of his employment by the Corporation or any subsidiary because of (A) the Key Employee's dishonesty, fraud or breach of trust or substantial nonperformance of, his duties, (B) any act or omission by the Key Employee that is a substantial cause for a regulatory body with jurisdiction over the Corporation or any of its subsidiaries to request or recommend the suspension or removal of the Key Employee or to impose sanctions upon the Corporation or the Key Employee, or
                  (C) a material breach by the Key Employee of any applicable employment agreement between him and the Corporation or any of its subsidiaries, (ii) termination with "Good Reason" shall mean termination of his employment by a Key Employee because, without his express written consent, (A) the Corporation or any subsidiary materially breaches any of the terms of an employment agreement between the Corporation or any of its subsidiaries and the Key Employee, (B) the Key Employee is assigned duties materially inconsistent with his position, duties, and status as of the date immediately preceding the date of termination, or (C) the Corporation or any subsidiary substantially reduces the Key Employee's fixed annual salary or his benefits under the Corporation's or a subsidiary's qualified retirement or welfare plans so that, when considered m the aggregate and with any substitute plan or plans, his aggregate compensation is at a lower level than at the commencement of the term of employment, and (iii) "Continuing Director" shall mean a person who was a member of the Board elected by the stockholders prior to the occurrence of any event described in subsection 11(b).

10.      Method of Exercise of Options

         Any Option granted under the Plan may be exercised by the Participant, by a legatee or legatees of such Option under the Participant's last will, by his executors, personal representatives or distributees, or by his assignee or assignees as provided in Section 13 below, by delivering to the Secretary of the Corporation written notice of the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by full payment to the Corporation of the exercise price of the shares being purchased under the Option, and by satisfying, all other conditions provided for in the Plan Except as otherwise provided in the Plan or in any Option Agreement, the exercise price of Common Stock upon exercise of any Option by a Key Employee shall be paid in full (i) in cash, (ii) in Common Stock valued at its Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, (iv) by agreeing to surrender Options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Common Stock subject to such Options on the date of exercise over the aggregate option price of such Common Stock, (v) by directing the Corporation to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Option or (vi) by such other medium of payment as the Committee, in its discretion, shall authorize or by any combination of (i), (ii), (iii), (iv) and (v), at the discretion of the Committee or in any manner provided in the Option Agreement. The Corporation shall issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant, or the assignee(s) as provided in Section 13), stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Common Stock purchased by a Key Employee through a broker-dealer pursuant to clause (iii) above shall be delivered to such broker-dealer in accordance with 12 C.F R. Sec. 220.3(e)(4).

11.      Adjustments

         (a) Appropriate adjustment in the maximum number of shares of Common Stock issuable pursuant to the Plan, the number of shares subject to Options under the Plan and the exercise price with respect to Options shall be made to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding Options due to an acquisition by the Corporation of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected, without receipt of consideration by the Corporation, or any other occurrence for which the Committee determines an adjustment is appropriate; provided, however, that no adjustment in the number of shares with respect to which Options may be granted under the Plan, or in the number of shares subject to outstanding Options shall be made except in the event, and then only to the extent that such adjustment together with all respective prior adjustments which were not made as a result of this provision, involve a net change of more then ten percent (i) from the number of shares of Common Stock with respect to which Options may be granted under the Plan, or (ii) with respect to each outstanding Option, from the respective number of shares of Common Stock subject thereto on the date of grant thereof. The decision of the Committee as to the amount and timing of any such adjustments shall be conclusive.

          (b)     In the event that:

                   (i) any person (as such term is used in Section 13 of the Securities Exchange Act of 1934 and the rules and regulations thereunder and including any Affiliate or Associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50 percent of the voting power entitled to be cast at elections for directors ("Voting Power") of the Corporation; or

                  (ii) there occurs any merger or consolidation of the Corporation, or any sale, lease or exchange of all or any substantial part of the consolidated assets of the Corporation and its subsidiaries to any other person and (A) in the case of a merger or consolidation, the holders of outstanding stock of the

                           Corporation entitled to vote in elections of directors immediately before such merger or consolidation (excluding for this purpose any person (including any Affiliate or Associate) that directly or indirectly owns or is entitled to vote 20 percent or more of the Voting Power of the Corporation) hold less than 80 percent of the Voting Power of the survivor of such merger or consolidation or its parent; or (B) in the case of any such sale, lease or exchange, the Corporation does not own at least 50 percent of the Voting Power of the other person; or

                (iii) one or more new directors of the Corporation are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by a majority of the Continuing Directors;

                  the Committee may, in its discretion, revise, alter, amend or modify any Option Agreement with a Key Employee and any then outstanding and unexercised Option granted to a Key Employee in any manner that it deems appropriate, including, but not limited to, any of the following respects:

                            (A) the Option may be deemed to pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Option would be entitled if he actually owned such shares immediately prior to the record date or other time any such event became effective; and

                            (B) subject to subsection 7(d), the dates upon which outstanding and unexercised Options may be exercised may be advanced (without regard to installment exercise limitations, if any).

                  If the Committee believes that any such event is reasonably likely to occur, the Committee may so revise, alter, amend or modify as set forth above at any time before and contingent upon the consummation of such an event.

          (c) In the case of dissolution of the Corporation, every Option granted to a Key Employee outstanding hereunder shall terminate notwithstanding any restrictions and conditions that may be contained in his Option Agreement Each such Option holder shall have thirty days prior written notice of such event, during which time he shall have a right, subject to subsection 7(d), to exercise his partly or wholly unexercised Option (without regard to installment exercise limitations, if any).

          (d) On the basis of information known to the Corporation, the Committee shall make all determinations relating to the applicability and interpretation of this Section 11, and all such determinations shall be conclusive and binding.

12.      Terms and Conditions of Options

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         (a)      Each Key Employee shall agree to such restrictions and
                  conditions and other terms in connection with the exercise of an Option, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise thereof, as the Committee may deem appropriate. The certificates delivered to a Participant evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the restrictions and conditions and other terms contained in the respective Option Agreement and the Plan, and the Corporation may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Committee at the time of exercise of an Option, each Participant shall execute a written instrument stating that he is purchasing the Common Stock for investment and not with any present intention to sell the same.

         (b) The obligation of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Committee, of the Common Stock, Options, and other securities reserved for issuance or that may be offered under the Plan. A Participant shall have no rights as a stockholder with respect to any shares covered by an Option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares. No adjustment other than pursuant to Section 11(a) hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

13.      Non-Transferability

         Except as provided in the applicable Option Agreement, Options granted under the Plan and any rights and privileges pertaining thereto, may not be transferred assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of an Option shall impose no obligation upon the applicable Participant to exercise such Option.

14.      Indemnification of the Committee

         In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegatees, the members of the Committee and its delegatees shall be indemnified by the Corporation against (a) the reasonable expenses (as such expenses are incurred), including attorney' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the

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

         Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegatee is liable for gross negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action suit or proceeding a Committee member or delegatee shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

15.      No Contract of Employment

         Neither the adoption of the Plan nor the grant of any Option shall BC deemed to obligate the Corporation or any subsidiary to continue the employment of any Key Employee for any particular period, nor shall the granting of an Option Constitute a request or consent to postpone the retirement date of any Key Employee.

16.      Termination and Amendment of the Plan

          (a) No ISOs shall be granted under the Plan more than ten years after the first to occur of (i) the date the Plan was adopted by the Board or (ii) the date the Plan was approved by the stockholders of the Corporation. The Board may at any time terminate, suspend or modify the Plan without the authorization of stockholders to the extent allowed by applicable law, regulation or rule.

          (b) No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Participant under an Option granted before the date of such termination, suspension or modification, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Corporation shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.

17.      Withholding Taxes

         Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock to a Participant under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. A Participant may elect to satisfy his tax withholding obligation incurred with respect to the Taxable Date of an Option by (a) directing the Corporation to withhold a portion of the shares of Common Stock otherwise distributable to the Participant, or (b) by transferring to the Corporation a certain number of shares of previously owned Common Stock, such shares being valued at the Fair Market Value thereof on the Taxable Date.

18.      Leaves of Absence

         The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan regarding any leave of absence taken by a Key Employee who is the recipient of any Option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on Options under the Plan theretofore made to any Key Employee who takes such leave of absence.

19.      Governing Law

         The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware and, in the case of ISOs, Section 422 of the Code and regulations issued thereunder.

20.      Fair Market Value

         "Fair Market Value" as of a given date for all purposes of the Plan and any Option Agreement means (a) if the Common Stock is listed on a national security exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten consecutive trading days immediately preceding such given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; and (c) if the Common Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an ISO shall be inconsistent with
         Section 422 of the Code or regulations issued thereunder

21.      Successors

         In the event of a sale of substantially all of the assets of the Corporation, or a merger, consolidation or share exchange involving the Corporation, all obligations of the Corporation under the Plan with respect to Options granted hereunder shall be binding on the successor to the transaction. Employment of a Key Employee with such a successor shall be considered employment of the Key Employee with the Corporation for purposes of the Plan.

22.      Notices

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

         Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Corporation shall be directed to:

                           Corporate Secretary
                           LodgeNet Entertainment Corporation
                           3900 West Innovation Street
                           Sioux Falls, SD 57107-7002

         Notices to or with respect to a Participant shall be directed to the Participant, or the executors, personal representatives or distributees of a deceased Participant, at the Participant's home address on the records of the Corporation.


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